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              Exhibit #23 Consent of Independent Public Accountants
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                    Consent of Independent Public Accountants

As the independent public accountants of Camden National Corporation, we hereby consent to the incorporation of our report included in this Form 10-K, into the Company's previously filed Registration Statements File Number 333-95157 and 333-68598.

Berry, Dunn, McNeil & Parker

Portland, Maine
March 27, 2002